10f-3 Transactions Summary*
* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund
Intermediate Muni
Security
City of Philadelphia
Advisor
EIMCO
Transaction Date
8/13/2009
Cost
2,000,000.00
Offering Purchase
3.3858
Broker
Goldman Sachs
Underwriting Syndicate Members
Wells Fargo
Merrill Lynch
Fund
Intermediate Muni
Security
North Carolina Eastern Muni Power
Advisor
EIMCO
Transaction Date
9/17/2009
Cost
1,000,000.00
Offering Purchase
0.3576
Broker
Citi
Underwriting Syndicate Members
Wells Fargo
Barclays Capital